EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

AMERICAN EAGLE ENERGY CORPORATION,

and

each of the other Grantors (as defined herein)

in favor of

SUNTRUST BANK,
as Administrative Agent

Dated as of August 27, 2014

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Table of Contents

(continued)

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Table of Contents

(continued)

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SCHEDULES

Schedule 1           Notice Addresses

Schedule 2           Investment Property

Schedule 3           Perfection Matters

Schedule 4           Jurisdictions of Organization and Chief Executive Offices

Schedule 5           Intellectual Property

Schedule 6           Deposit Accounts, Securities Accounts and Commodity Accounts

ANNEXES

Annex 1               Form of Acknowledgement and Consent

Annex 2               Form of Assumption Agreement

Annex 3               Form of Supplement

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of August 27, 2014, made by AMERICAN EAGLE ENERGY CORPORATION, a Nevada corporation (the “Borrower”), and each of the other signatories hereto as of the date hereof other than the Administrative Agent (together with any other entity that becomes a party hereto from time to time after the date hereof as provided herein, the “Grantors”), in favor of SUNTRUST BANK, as Administrative Agent (in such capacity, the “Administrative Agent”) for the financial institutions (the “Lenders”) from time to time parties to that certain Credit Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders, and the Administrative Agent.

WITNESSETH:

WHEREAS, on even date herewith, the Borrower, the Lenders and the Administrative Agent are executing and delivering the Credit Agreement, pursuant to which, upon the terms and conditions stated therein, the Lenders have agreed to make loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Grantor;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, it is a condition precedent to the obligations of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the parties hereto enter into this Agreement on the term and conditions stated herein; and

WHEREAS, pursuant to the terms of the Credit Agreement, the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Persons;

NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Persons, as follows:

ARTICLE 1.
DEFINED TERMS

Section 1.1           Definitions.

(a)          Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the Applicable UCC: Accounts, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Goods, Inventory, Letter-of-Credit Rights, Supporting Obligations and Uncertificated Securities.

(b)          The following terms shall have the following meanings:

“Acknowledgement and Consent” means an Acknowledgment and Consent in the form of Annex 1 hereto.

“Agreement” means this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Applicable UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Assumption Agreement” means an Assumption Agreement in the form of Annex 2 hereto.

“Collateral” has the meaning given such term in Section 3.1.

“Collateral Account” means any collateral account established by the Administrative Agent as provided in Section 6.1 or Section 6.4.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Copyrights” means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account” has the meaning given such term in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Hedge Obligation” means, with respect to any Loan Party, any Lender Provided Hedging Agreement if and to the extent that all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Lender Provided Hedging Agreement (or any guarantee thereof) is or becomes (as a result of a Change in Law after the date of a transaction governed by such Lender Provided Hedging Agreement) illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute a Qualified ECP Guarantor at the time such Loan Party’s guarantee or such Loan Party’s grant of such security interest becomes effective with respect to such Lender Provided Hedging Agreement. If a Hedging Obligation arises under a Lender Provided Hedging Agreement governing more than one Hedging Agreement, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to Hedging Agreements for which such guarantee or security interest is or becomes illegal.

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“Guarantor Obligations” means, with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Article 2) or any other Secured Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Secured Persons that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Secured Document, but excluding Excluded Hedge Obligations).

“Guarantors” means the collective reference to each Grantor other than the Borrower.

“Hedging Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Intercompany Note” means any promissory note evidencing loans made by any Grantor, the Borrower or any of their respective Subsidiaries.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, trade secrets and confidential information, the tangible and digital embodiments of the foregoing, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Applicable UCC and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Securities.

“Issuers” means the collective reference to each issuer of any Investment Property.

“LLC” means, with respect to any Grantor, each limited liability company described or referred to in Schedule 2 in which such Grantor has an interest.

“LLC Agreement” means each operating agreement relating to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

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“Obligations” means the collective reference to the unpaid principal of and interest on the Loans and LC Exposure and all other obligations and liabilities of the Loan Parties (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Exposure and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower or any other Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Secured Persons, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement and the other Secured Documents, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations (including, without limitation, obligations to reimburse LC Disbursements), payments in respect of an early termination date, unpaid amounts, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Persons that are required to be paid by any Loan Party pursuant to the terms of any of the foregoing agreements).

“Partnership” means, with respect to any Grantor, each partnership described or referred to in Schedule 2 in which such Grantor has an interest.

“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

“Pledged LLC Interests” means, with respect to any Grantor, all right, title and interest of such Grantor as a member of all LLCs and all right, title and interest of such Grantor in, to and under the LLC Agreements.

“Pledged Notes” means all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

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“Pledged Partnership Interests” means, with respect to any Grantor, all right, title and interest of such Grantor as a limited or general partner in all Partnerships and all right, title and interest of such Grantor in, to and under the Partnership Agreements.

“Pledged Securities” means, collectively, (i) the Equity Interests described or referred to on Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement), together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; and (i) (a) the certificates or instruments, if any, representing such Equity Interests, (b) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (c) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (d) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (e) all security entitlements in respect of any of the foregoing, if any, and (f) all books and records relating to any of the Property referred to in this definition.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Applicable UCC and, in any event, shall include, without limitation, all dividends or other income from all Investment Property included in the Collateral, collections thereon or distributions or payments with respect thereto.

“Qualified ECP Guarantor” means, in respect of any Lender Provided Hedging Agreement, each Grantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Lender Provided Hedging Agreement or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Lender Provided Hedging Agreement and each Lender Provided Financial Service Product.

“Secured Obligations” means (i) in the case of the Borrower, the Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Secured Persons” means the collective reference to the Administrative Agent, the Arranger, the Issuing Bank, the Lenders, each Secured Swap Party and each Lender or Affiliate of a Lender providing a Lender Provided Financial Service Product.

“Secured Swap Party”shall have the meaning set forth in the Intercreditor Agreement.

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“Securities Act” means the Securities Act of 1933, as amended.

“Supplement” means a Supplement in the form of Annex 3 hereto.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.

Section 1.2           Other Definitional Provisions.

(a)          The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)          Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE 2.
GUARANTEE

Section 2.1           Guarantee.

(a)          Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Persons and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and the other Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)          Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

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(c)          Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article 2 or affecting the rights and remedies of the Administrative Agent or any other Secured Person hereunder.

(d)          The guarantee contained in this Article 2 shall remain in full force and effect until the Termination Date, notwithstanding that from time to time during the term of the Credit Agreement the Borrower or any other Loan Party may be free from any Obligations.

(e)          No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Secured Person from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Termination Date.

Section 2.2           Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Secured Persons, and each Guarantor shall remain liable for the Obligations up to the maximum liability of such Guarantor hereunder.

Section 2.3           No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Person, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Person against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Person for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Secured Persons, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in accordance with Section 7.2 of the Credit Agreement.

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Section 2.4           Amendments, etc. with respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Person may be rescinded by the Administrative Agent or such other Secured Person and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Person, and the Credit Agreement, the other Loan Documents, the Lender Provided Hedging Agreements, the Lender Provided Financial Service Products and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Majority Lenders, or Required Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Person for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Person shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Article 2 or any property subject thereto.

Section 2.5           Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any other Secured Person upon the guarantee contained in this Article 2 or acceptance of the guarantee contained in this Article 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the other Secured Persons, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and not of collection without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Person, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any other Secured Person, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Loan Party for the Obligations, or of such Guarantor under the guarantee contained in this Article 2, in bankruptcy or in any other instance (other than a defense of payment). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any other Secured Person may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Person to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Person against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

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Section 2.6           Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the benefit of the Secured Persons, without set-off or counterclaim in Dollars at the Administrative Agent’s office for funding.

ARTICLE 3.
GRANT OF SECURITY INTEREST

Section 3.1           Grant of Security Interest. Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Persons, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Secured Obligations:

(a)          all Accounts;

(b)          As-Extracted Collateral;

(c)          all Chattel Paper;

(d)          all Deposit Accounts, Commodity Accounts, Security Accounts, and Security Entitlements;

(e)          all Documents;

(f)          all Goods and Equipment;

(g)          all Fixtures;

(h)          all General Intangibles;

(i)          all Instruments;

(j)          all Intellectual Property;

(k)          all Inventory;

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(l)          all Investment Property;

(m)          all Letter-of-Credit Rights;

(n)          all Commercial Tort Claims;

(o)          all other property not otherwise described above (except for any property specifically excluded from any clause in this Section above, and any property specifically excluded from any defined term used in any clause of this Section above);

(p)          all books and records pertaining to the Collateral; and

(q)          to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted under this Section 3.1 hereof attach to (“Excluded Collateral”) (i) any license, contract, or agreement included in the Collateral under this Section 3.1 to which a Grantor is a party or any of its rights or interest thereunder if and to the extent that and for so long as the grant of such security interest shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Applicable UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that, such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such license, contract or agreement that does not result in any of the consequences specified above (ii) fixed or capital assets owned by any Grantor that is subject to a purchase money Lien or a Capital Lease Obligation permitted under Section 6.2(e) of the Credit Agreement if the contractual obligation pursuant to which such Lien is granted (or the document providing for such purchase money Lien or capital lease) prohibits or requires the consent of any Person other than any Grantor or any of their respective Affiliates as a condition to the creation by such Grantor of a Lien thereon which consent has not been obtained as a condition to the creation of any other Lien on such property or (iii) the Equity Interests of each Foreign Subsidiary to the extent that the voting power of such Equity Interests aggregates to more than 65% of the voting power of such Foreign Subsidiary. For the avoidance of doubt, notwithstanding the preceding sentence or anything to the contrary contained herein, “Collateral” shall include the following to the extent the same otherwise constitutes Collateral (and therefore, the following shall not constitute Excluded Collateral): (u) real property, including the Hydrocarbon Interests, (v) all Equity Interests in Restricted Subsidiaries of the Borrower (unless such Restricted Subsidiary is a Foreign Subsidiary in which case the Collateral shall constitute the Equity Interests of such Foreign Subsidiary to the extent of 65% of the voting power of such Foreign Subsidiary), (w) the right to any distributions (whether periodic or in liquidation or dissolution) with respect to any Equity Interests, including, without limitation, limited partnership interest or limited liability company member interests, (x) Hydrocarbons, (y) As-Extracted Collateral, and (z) fixtures.

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Section 3.2           Transfer of Pledged Securities. All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, in a manner satisfactory to the Administrative Agent, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent. Notwithstanding the preceding sentence, at the Administrative Agent’s discretion, all Pledged Securities must be delivered or transferred in such manner as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the Applicable UCC (if the Administrative Agent otherwise qualifies as a protected purchaser).

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

Section 4.1           Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Persons pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns or has a valid leasehold interest in each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Persons, pursuant to this Agreement or as are permitted by the Credit Agreement, including financing statements relating to the Debt to be Repaid and the Permitted Secured Notes Documents.

Section 4.2           Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 will constitute valid perfected (to the extent that such security interests can be perfected by the central filing of a financing statement pursuant to the applicable Uniform Commercial Code) security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Persons, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and all Persons purporting to purchase any Collateral from such Grantor and (b) to the extent so perfected, are prior to all other Liens on the Collateral in existence on the date hereof except for unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law.

Section 4.3           Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, articles of incorporation or other organization document and good standing certificate as of a date which is recent to the date hereof.

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Section 4.4           Investment Property.

(a)          The shares of Pledged Securities pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Grantor.

(b)          All the shares of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable (or, with respect to the Pledged Securities that are Equity Interests in a partnership or limited liability company, has been duly and validly issued).

(c)          There are no restrictions on transfer (that have not been waived or otherwise consented to, including pursuant to Section 5.6(d) hereof) in the LLC Agreement governing any Pledged LLC Interest or the Partnership Agreement governing any Pledged Partnership Interest or any other agreement relating thereto which would limit or restrict: (i) the grant of a security interest in the Pledged LLC Interests or the Pledged Partnership Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged LLC Interests or the Pledged Partnership Interests, in each case, as contemplated by this Agreement. Upon the exercise of remedies in respect of the Pledged LLC Interests or the Pledged Partnership Interests, a transferee or assignee of a membership interest or a partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Grantor, such Grantor shall cease to be a member or partner, as the case may be.

(d)          Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(e)          Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except (i) the security interest created by this Agreement, (ii) the other Liens permitted by the Credit Agreement and (iii) the security interest created by the Permitted Secured Notes Documents.

(f)          No Grantor is party to any Partnership Agreement or LLC Agreement that includes an election to treat the membership interests or partnership interests of such Grantor as a security under Section 8-103 of the Applicable UCC.

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Section 4.5           Receivables.

(a)          On the date hereof, no amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

(b)          On the date hereof, none of the obligors on any Receivables is a Governmental Authority.

(c)          The amounts represented by such Grantor to the Administrative Agent or the Secured Persons from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects (subject to offsets and refunds in the ordinary course of business).

Section 4.6           Commercial Tort Claims.

(a)          On the date hereof, no Grantor has knowledge that it has any rights in any Commercial Tort Claim with potential value in excess of $100,000.

(b)          Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 5.8 against such Grantor in the jurisdiction specified under the heading “Uniform Commercial Code Filings” in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Persons, as collateral security for such Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

Section 4.7           Deposit Accounts, Security Accounts and Commodity Accounts. Such Grantor does not maintain any Deposit Accounts, Security Accounts or Commodity Accounts with any Person, in each case, except as set forth on Schedule 6.

ARTICLE 5.
COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Termination Date:

Section 5.1           Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement; provided that no such Instrument, Certificated Security or Chattel Paper shall be required to be delivered to the Administrative Agent so long as the aggregate amount payable evidenced by all such undelivered Instruments, Certificated Securities or Chattel Papers does not exceed $100,000.

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Section 5.2           Maintenance of Insurance. Such Grantor will maintain, with financially sound and reputable companies, insurance policies as required by Section 5.5 of the Credit Agreement.

Section 5.3           Maintenance of Perfected Security Interest; Further Documentation.

(a)          Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (to the extent required to be perfected hereunder) having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)          Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail.

(c)          At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

Section 5.4           Changes in Name, etc. Such Grantor will not, except upon 15 days’ (or such shorter period of time permitted by the Administrative Agent in its sole discretion) prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or, if it is not a “registered organization” (within the meaning of Section 9-102(a)(70) of the Applicable UCC), the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.3 or (ii) change its name.

Section 5.5           Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:

(a)          any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement or created pursuant to the Permitted Secured Notes Documents) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

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(b)          the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

Section 5.6           Investment Property.

(a)          If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the other Secured Persons, hold the same in trust for the Administrative Agent and the other Secured Persons and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. In case any property shall be distributed upon or with respect to any Investment Property included in the Collateral pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to notify the Administrative Agent promptly in writing of the occurrence of any of the events described in this Section 5.6(a).

(b)          Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement, the other Liens permitted by the Credit Agreement or the security interests created by the Permitted Secured Notes Documents or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof.

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(c)          In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to the Investment Property issued by it and (iii) the terms of Section 6.3(c) and Section 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or Section 6.7 with respect to the Investment Property issued by it. In the case of any Issuer of any Pledged Note or Pledged Security that is not a Grantor hereunder, such Grantor shall promptly cause such Issuer to execute and deliver to the Administrative Agent an Acknowledgment and Consent.

(d)          In the case of each Grantor that is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor that is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of such LLC.

(e)          Such Grantor shall not agree to any amendment of a Partnership Agreement or an LLC Agreement that (i) in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder or (ii) causes any Partnership Agreement or LLC Agreement to include an election to treat the membership interests or partnership interests of such Grantor as a security under Section 8-103 of the Applicable UCC.

Section 5.7           Receivables.

(a)          Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(b)          Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

Section 5.8           Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $100,000, such Grantor shall within 30 days of a Responsible Officer obtaining knowledge of such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

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Section 5.9           Covenants in Credit Agreement. Such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, by it so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor.

ARTICLE 6.
REMEDIAL PROVISIONS

Section 6.1           Certain Matters Relating to Receivables.

(a)          The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.

(b)          The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Administrative Agent’s direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Secured Persons only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the other Secured Persons, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)          At the Administrative Agent’s request at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables payable to such Grantor, including, without limitation, all original orders, invoices and shipping receipts.

Section 6.2           Communications with Obligors; Grantors Remain Liable.

(a)          The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.

(b)          Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables payable to such Grantor that such Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Persons and that payments in respect thereof shall be made directly to the Administrative Agent.

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(c)          Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Person shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any other Secured Person of any payment relating thereto, nor shall the Administrative Agent or any other Secured Person be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3           Pledged Securities.

(a)          Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities and all payments made in respect of the Pledged Notes, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to such Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Administrative Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)          If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property included in the Collateral and make application thereof to the Secured Obligations in accordance with Section 6.5, and (ii) any or all of such Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of such Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of such Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

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(c)          Each Grantor hereby authorizes and instructs each Issuer of any Investment Property included in the Collateral pledged by such Grantor hereunder (i) to comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) if expressly required hereby, to pay any dividends or other payments with respect to such Investment Property directly to the Administrative Agent.

Section 6.4           Proceeds to Be Turned Over to Administrative Agent. In addition to the rights of the Administrative Agent and the Secured Persons specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the other Secured Persons, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the other Secured Persons) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

Section 6.5           Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Article 2, in payment of the Secured Obligations in accordance with Section 7.2 of the Credit Agreement.

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Section 6.6           Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Persons, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a Secured Person under the Applicable UCC or any other applicable law. Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Person or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any other Secured Person shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Persons hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as provided in Section 6.5, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Applicable UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Person arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

Section 6.7           Restricted Securities.

(a)          Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)          Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the other Secured Persons, that the Administrative Agent and the other Secured Persons have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

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Section 6.8           Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Person to collect such deficiency.

ARTICLE 7.
THE ADMINISTRATIVE AGENT

Section 7.1           Administrative Agent’s Appointment as Attorney-in-Fact, etc.

(a)          Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)          in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)         in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)        pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)        execute, in connection with any sale provided for in Section 6.6 or Section 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

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(v)         (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)          If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)          The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)          Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof and in accordance with the terms hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

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Section 7.2           Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Applicable UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Person nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Persons hereunder are solely to protect the Administrative Agent’s and the Secured Persons’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Person to exercise any such powers. The Administrative Agent and the other Secured Persons shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgement.

Section 7.3           Authentication of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the Applicable UCC and any other applicable law, by executing this Agreement such Grantor authorizes the Administrative Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. Each Grantor further agrees that such financing statements may describe the Collateral in the same manner as described in this Agreement or as “all assets,” “all personal property” or words of similar effect, regardless of whether or not the Collateral includes all assets or all personal property of such Grantor, or such other description as the Administrative Agent, in its sole judgment, determines is necessary or advisable that is of an equal or lesser scope or with greater detail.

Section 7.4           Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Persons, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Persons with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

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ARTICLE 8.
SUBORDINATION OF GRANTOR CLAIMS

Section 8.1           Subordination of Grantor Claims. As used herein, the term “Grantor Claims” shall mean all debts and obligations of any Grantor to any other Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After the occurrence and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.

Section 8.2           Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Grantor, the Administrative Agent on behalf of the Administrative Agent and the Secured Persons shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims. After any such event, each Grantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Administrative Agent and the Secured Persons for application against the Obligations as provided under Section 7.2 of the Credit Agreement. Should the Administrative Agent or any Secured Person receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantors, shall constitute a credit upon the Grantor Claims, then upon the Termination Date, the intended recipient shall become subrogated to the rights of the Administrative Agent and the Secured Persons to the extent that such payments to the Administrative Agent and the Secured Persons on the Grantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent and the Secured Persons had not received dividends or payments upon the Grantor Claims.

Section 8.3           Payments Held in Trust. In the event that, notwithstanding Section 8.1 and Section 8.2, any Grantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the other Secured Persons an amount equal to the amount of all funds, payments, claims or distributions so received and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Persons; and each Grantor covenants promptly to pay the same to the Administrative Agent.

Section 8.4           Liens Subordinate. Each Grantor agrees that, until the Termination Date, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Grantor, the Administrative Agent or any other Secured Person presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, no Grantor shall, until the Termination Date, (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

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Section 8.5           Notation of Records. Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE 9.
MISCELLANEOUS

Section 9.1           Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2(b) of the Credit Agreement.

Section 9.2           Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.1 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Section 9.3           No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any other Secured Person shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Person, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Person of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Person would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

Section 9.4           Enforcement Expenses; Indemnification.

(a)          Each Grantor agrees to pay or reimburse the Administrative Agent and each other Secured Person for all advances, charges, costs and expenses (including, without limitation, all costs and expenses of holding, preparing for sale and selling, collecting or otherwise realizing upon the Collateral and all attorneys’ fees, legal expenses and court costs) incurred by the Administrative Agent or any other Secured Person in connection with the exercise of its respective rights and remedies hereunder, including, without limitation, any advances, charges, costs and expenses that may be incurred in any effort to enforce any of the provisions of this Agreement or any obligation of any Grantor in respect of the Collateral or in connection with (i) the preservation of the Lien of, or the rights of the Administrative Agent or any other Secured Person under this Agreement, (ii) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses incurred in any bankruptcy, reorganization, workout or other similar proceeding, or (iii) collecting against any Guarantor under the guarantee contained in Article 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which any Grantor is a party, including, without limitation, the reasonable out-of-pocket fees and disbursements of counsel to each Secured Person and of counsel to the Administrative Agent.

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(b)          Each Grantor agrees to pay, and to save the Administrative Agent and the other Secured Persons harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, court costs and reasonable out-of-pocket attorneys’ fees, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement) incurred because of, incident to, or with respect to, the Collateral (including, without limitation, any exercise of rights or remedies in connection therewith) with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent that the Borrower would be required to do so pursuant to Section 9.3 of the Credit Agreement. All amounts for which any Grantor is liable pursuant to this Section 9.4 shall be due and payable by such Grantor to the Secured Persons upon demand.

(c)          The agreements in this Section 9.4 shall survive the termination of this Agreement and the other Loan Documents and the repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

Section 9.5           Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the other Secured Persons and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

Section 9.6           Set-Off. In addition to any rights and remedies of the Secured Persons provided by law, each Secured Person shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Secured Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Secured Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Person, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Secured Person agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Secured Person; provided that the failure to give such notice shall not affect the validity of such application.

Section 9.7           Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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Section 9.8           Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.9           Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

Section 9.10         INTEGRATION. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE AGREEMENT OF THE GRANTORS, THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PERSONS WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PERSON RELATIVE TO SUBJECT MATTER HEREOF AND THEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER LOAN DOCUMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 9.11         GOVERNING LAW. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.12         JURISDICTION.

(a)          EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM EITHER THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY OF THE OTHER AGENTS, THE ISSUING BANK OR ANY OTHER SECURED PERSON MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH OF THE PARTIES HERETO AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

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(b)          EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)          EACH PARTY TO THIS AGREEMENT WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 9.12 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Section 9.13         Acknowledgements. Each Grantor hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)          neither the Administrative Agent nor any other Secured Person has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Persons, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)          no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Persons or among the Grantors and the Secured Persons;

(d)          it has a duty to read this Agreement and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement and the other Loan Documents; that it has in fact read this Agreement and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Agreement; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the other Loan Documents; and has received the advice of its attorney in entering into this Agreement and the Loan Documents to which it is a party; and that it recognizes that certain of the terms of this Agreement and the other Loan Documents result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. SUCH GRANTOR AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS”; and

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(e)          each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against the Borrower, any other Grantor, the Secured Persons or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 9.14         Additional Grantors; Additional Pledged Securities. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement. Each Grantor that is required to pledge additional Equity Interests pursuant to the Credit Agreement shall execute and deliver to the Administrative Agent a Supplement.

Section 9.15         Releases.

(a)          Upon the Termination Date, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)          If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least 10 Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

Section 9.16         Acceptance. Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Secured Persons being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

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Section 9.17         Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the Applicable UCC, no action taken or omission to act by the Administrative Agent or the other Secured Persons hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the other Secured Persons shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 6.5.

Section 9.18         Reinstatement. The obligations of each Grantor under this Agreement (including, without limitation, with respect to the guarantee contained in Article 2 and the provision of collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Person upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 9.19         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.19.

Section 9.20         Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Grantor to honor all of its obligations under this Agreement in respect of Hedging Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.20 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.20, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 9.20 shall remain in full force and effect until all amounts owing to the Secured Persons on account of the Obligations are irrevocably and indefeasibly paid in full in cash, no Letter of Credit shall be outstanding and all of the Commitments are terminated. Each Qualified ECP Guarantor intends that this Section 9.20 constitute, and this Section 9.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Grantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Brad Colby
Name: Brad Colby
Title: Chief Executive Officer

GUARANTOR:	AMZG, INC.

	By:	/s/ Brad Colby
Name: Brad Colby
Title: President

Signature Page to Guarantee and Collateral Agreement

Acknowledged and Agreed to
as of the date first above written by:

ADMINISTRATIVE AGENT:	SUNTRUST BANK, as Administrative Agent

	By:	/s/ Scott A. Mackey
Name: Scott A. Mackey
Title: Director

Signature Page to Guarantee and Collateral Agreement

Schedule 1

NOTICE ADDRESSES OF GUARANTORS

AMZG, Inc.

c/o American Eagle Energy Corporation

2549 W. Main Street, Suite 202,

Littleton, Colorado 80120

Attention: Brad Colby, Chief Executive Officer

Telecopy No. 303-798-5767

With copies to:

Baker & Hostetler LLP

600 Anton Blvd., Suite 900

Costa Mesa, California 92626

Attention: Randolf W. Katz, Esq.

Telecopy No. 714-966-8802

and

Roberts & Olivia, LLC

2060 Broadway; Suite 250

Boulder, Colorado 80302

Attention: William R. Roberts, Esq.

Telecopy No. 720-210-5447

Schedule 1 - 1

Schedule 2

DESCRIPTION OF INVESTMENT PROPERTY

Pledged Securities:

Owner/Grantor	Issuer	Percentage Owned	Percentage of Owned Shares Pledged	Class of Stock or Other Equity Interests	No. of Shares	Certificated or Uncertificated	Certificate No.
American Eagle Energy Corporation	AMZG, Inc.	100%	100%	Common	100	Certificated	1001
American Eagle Energy Corporation	EERG Energy ULC	100%	65%	Class “A” Common	100	Certificated	A-2
AMZG, Inc.	AEE Canada Inc.	100%	65%	Class “A” Common	100	Certificated	A-2
American Eagle Energy Corporation	Crescent Point Energy Corp.	Minority Interest	100%	Common Shares	30,640 as of July 31, 2014	Uncertificated	N/A
American Eagle Energy Corporation	Powder Mountain Energy LTD.[1]	Minority Interest	100%	Common Shares	33,333	Certificated	4466006 and 3820954
AMZG, Inc.	Powder Mountain Energy LTD.[1]	Minority Interest	100%	Common Shares	33,333	Certificated	4207028 and 446605

1. The certificates reflect (i) 1,000,000 shares issued by Passport Energy Ltd. to Eternal Energy Corp. (the predecessor to American Eagle Energy Corporation) and American Eagle Energy Corporation and (ii) 1,000,000 shares issued by Passport Energy Ltd. to American Eagle Energy Inc. (the predecessor to AMZG, Inc. In May 2014, Passport declared a 1-for-6 reverse stock split, with reduced the aggregate number of shares owned by each entity from 1,000,000 to 166,667. In June 2014, Passport was merged into Amarok Energy to on a 1-for-1 share basis. Amarok then proceeded to declare a 5-for-1 reverse stock split, which further reduced the aggregate number of shares owned by each entity from 166,667 to 33,333. Immediately after the merger and reverse split, Amarok changed its name to Powder Mountain Energy Ltd. The shares represent the current ownership interests of American Eagle Energy Corporation and AMZG, Inc.

Pledged Notes:

None.

Schedule 2 - 1

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

Uniform Commercial Code Filings

Filing of UCC-1 Financing Statements naming the Administrative Agent as Secured Person with respect to the following Grantors as debtors in the Office of the Secretary of State in the State indicated below:

Debtor	State
American Eagle Energy Corporation	Nevada
AMZG, Inc.	Nevada

As-Extracted Collateral Filings

Filing of UCC-1 Financing Statements or original executed Mortgages in the form agreed upon by the applicable Grantors and the Administrative Agent notating that the applicable Collateral is As-Extracted Collateral, naming the Administrative Agent as Secured Party with respect to the following Grantors as debtors in the recorder’s office of the following counties:

Debtor	County
American Eagle Energy Corporation	Divide County, ND Williams County, ND Daniels County, MT Richland County, MT Roosevelt County, MT Sheridan County, MT

Schedule 3 - 1

AMZG, Inc.	Divide County, ND Williams County, ND Daniels County, MT Richland County, MT Roosevelt County, MT Sheridan County, MT

Fixture Filings

Filing of UCC-1 Financing Statements or original executed Mortgages in the form agreed upon by the applicable Grantors and the Administrative Agent notating that the applicable Collateral is Fixtures, naming the Administrative Agent as Secured Party with respect to the following Grantors as debtors in the recorder’s office of the following counties:

Debtor	County
American Eagle Energy Corporation	Divide County, ND Williams County, ND Daniels County, MT Richland County, MT Roosevelt County, MT Sheridan County, MT
AMZG, Inc.	Divide County, ND Williams County, ND Daniels County, MT Richland County, MT Roosevelt County, MT Sheridan County, MT

Schedule 3 - 2

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION
AND CHIEF EXECUTIVE OFFICE

Grantor: American Eagle Energy Corporation

Other Names and Trade Names Used in the Last Five Years: Eternal Energy Corp.

Jurisdictions of Organization over the Last Five Years: Nevada

Current Jurisdiction of Organization: Nevada

Organizational Number:  C17822-2003

Tax ID Number: 20-0237026

Location of Chief Executive Office over the last Five Years: 2549 W. Main Street, Suite 202, Littleton, Colorado 80120

Current Location of Chief Executive: 2549 W. Main Street, Suite 202, Littleton, Colorado 80120

Grantor: AMZG, Inc.

Other Names and Trade Names Used in the Last Five Years: Yellow Hill Energy Inc. and American Eagle Energy, Inc.

Jurisdictions of Organization over the Last Five Years: Nevada

Current Jurisdiction of Organization: Nevada

Organizational Number: E0181062007-5

Tax ID Number: 20-8642477

Location of Chief Executive Office over the last Five Years:

Since December 2011:

2549 W. Main Street, Suite 202

Littleton, Colorado 80120

Previous:

27 North 27th Street, Suite 12G

Billings, Montana 59101

Current Location of Chief Executive: 2549 W. Main Street, Suite 202, Littleton, Colorado 80120

Schedule 4 - 1

Schedule 5

COPYRIGHTS AND COPYRIGHT LICENSES

None.

PATENTS AND PATENT LICENSES

None.

TRADEMARKS AND TRADEMARK LICENSES

None.

Schedule 5 - 1

Schedule 6

DEPOSIT ACCOUNTS, SECURITIES ACCOUNTS AND COMMODITY ACCOUNTS

Grantor	Type of Account	Name & Address of Financial Institutions
American Eagle Energy Corporation	Payables Account 765070012958	Key Bank PO Box 93885, Cleveland, OH 44101-5885
American Eagle Energy Corporation	Revenue Account 765071003428	Key Bank PO Box 93885, Cleveland, OH 44101-5885
American Eagle Energy Corporation	Money Market Account 765070014905	Key Bank PO Box 93885, Cleveland, OH 44101-5885
AMZG, Inc.	Payables Account 765071002552	Key Bank PO Box 93885, Cleveland, OH 44101-5885
American Eagle Energy Corporation	Brokerage Account	Wells Fargo Advisors 1333 Noel Road, Suite 1500, Dallas, Texas 75240

Schedule 6 - 1

Annex 1 to
Guarantee and Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT***

The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of August 27, 2014 (the “Agreement”), made by the Grantors parties thereto for the benefit of SunTrust Bank, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the other Secured Persons as follows:

1.          The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.          The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) of the Agreement.

3.          The terms of Sections 6.3(c) and Section 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.3(c) or Section 6.7 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

***	This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor. If a consent is required, its execution and delivery should be included among the conditions to the initial borrowing specified in the Credit Agreement.

Annex 1 - 1

Annex 2 to
Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of [●], 201[●], made by [●] (the “Additional Grantor”), in favor of SunTrust Bank, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

WITNESSETH:

WHEREAS, American Eagle Energy Corporation, a Nevada corporation (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of August 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of August 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Persons;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.          Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and a Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, hereby expressly (a) assumes all obligations and liabilities of a Grantor and a Guarantor thereunder; (b) guarantees the Obligations pursuant to Article 2 of the Guarantee and Collateral Agreement; and (c) grants to the Administrative Agent, for the ratable benefit of the Secured Persons, a security interest in such Additional Grantor’s right, title and interest in and to the Collateral, wherever located and whether now owned or at any time hereafter acquired by the Additional Grantor or in which the Additional Grantor now has or at any time in the future may acquire any right, title or interest, as security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Additional Grantor’s Secured Obligations. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article 4 of the Guarantee and Collateral Agreement, as they relate to the Additional Grantor and its Collateral, is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that any such representations and warranties that are qualified materially shall be true and correct in all respects).

Annex 2 - 1

2.          Governing Law. THIS ASSUMPTION AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.          Acceptance. The Additional Grantor hereby expressly waives notice of acceptance of this Assumption Agreement, acceptance on the part of the Administrative Agent and the other Secured Persons being conclusively presumed by their request for this Assumption Agreement and delivery of the same to the Administrative Agent.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 2 - 2

Annex 1-A to
Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Annex 1-A - 1

Annex 3 to
Guarantee and Collateral Agreement

SUPPLEMENT (this “Supplement”), dated as of [●], 201[●], made by (the “Grantor”), in favor of SunTrust, Bank, as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

WITNESSETH:

WHEREAS, American Eagle Energy Corporation, a Nevada corporation (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of August 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (including the Grantor) have entered into the Guarantee and Collateral Agreement, dated as of August 27, 2014 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Persons;

WHEREAS, the Credit Agreement requires the Grantor to pledge the Equity Interests described in Annex 1-A hereto; and

WHEREAS, the Grantor has agreed to execute and deliver this Supplement in order to pledge such Equity Interests;

NOW, THEREFORE, IT IS AGREED:

1.          Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedule 2 and Schedule 3 to the Guarantee and Collateral Agreement. The Grantor hereby represents and warrants that each of the representations and warranties contained in Article 4 of the Guarantee and Collateral Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that any such representations and warranties that are qualified materially shall be true and correct in all respects).

2.          Governing Law. THIS SUPPLEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Annex 3 - 1

3.          Acceptance. The Grantor hereby expressly waives notice of acceptance of this Supplement, acceptance on the part of the Administrative Agent and the other Secured Persons being conclusively presumed by their request for this Supplement and delivery of the same to the Administrative Agent.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[GRANTOR]

By:
Name:
Title:
Annex 3 - 2

Annex 1-A to
Supplement

Supplement to Schedule 2

Supplement to Schedule 3

Annex 1-A